UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 8.01 is incorporated herein by this reference.

Section 8 - Other Events

Item 8.01	Other Events.

In furtherance of the disclosure in our Annual Report on Form 10-K for the year ended September 30, 2015, effective as of December 31, 2015, we terminated the Advisory Agreement, as amended, between REIT Management and us. REIT Management is wholly-owned by Fredric H. Gould, who previously served as the Chairman of our Board of Trustees and currently serves as a Trustee. We retained personnel, including related parties, to provide the services previously provided pursuant to such agreement, and the aggregate fees in 2016 for such services will not exceed $1.15 million. We anticipate realizing net savings of approximately $1 million in the twelve months ending December 31, 2016 from the termination of this agreement.

We are now an internally managed REIT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

January 14, 2016	By: /s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance